Exhibit 99.3

First High-School Education Group Co., Ltd.

No.1, Tiyuan Road, Xishan District,

Kunming, Yunnan Province 650228,

The People’s Republic of China

January 22, 2020

Re:	First High-School Education Group Co., Ltd. – Draft Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

First High-School Education Group Co., Ltd., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its draft registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares to be represented by American depositary shares (“ADSs”).

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2017 and 2018 and for each of the two years ended December 31, 2017 and 2018.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and effective on November 5, 2018, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.    The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.    Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.    The Company does not anticipate that its audited financial statements for the year ended December 31, 2019 will be available until late March 2020.

4.    In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

First High-School Education Group Co., Ltd.

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Chairman of the Board of Directors and Chief Executive Officer